Exhibit 4.1

CLASS C
COMMONSTOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
NUMBER UAC
SHARES
Under Armour
See reverse for certain definitions
CUSIP 904311 20 6
THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS C COMMON STOCK, PAR VALUE $.0003 1/3 PER SHARE, OF
Under Armour, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation, to all of which the holder of this certificate by acceptance hereof expressly assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated
UNDER ARMOUR INC. CORPORATE SEAL 1996 MARYLAND
JOHN P. STANTON SECRETARY
KEVIN A. PLANK PRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
BY: TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE

The Corporation currently has authorized for issuance Class A Common Stock, Class B Common Stock and Class C Common Stock and is also authorized to issue additional classes or series of Common Stock or Preferred Stock on such terms as shall be determined by the Board of Directors. The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series that the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series of stock to the extent that they have been set.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT– Custodian
(Cust) (Minor)
under Uniform Gifts to Minors
Act
(State)
UNIF TRANS MIN ACT– Custodian
(Cust) (Minor)
under Uniform Transfers to Minors
Act
(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
X X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.